Exhibit 10.40
CORDOBA MINERALS CORP.
AMENDED STOCK OPTION PLAN
Board Approved Amendment: May 9, 2024
Shareholder Approved: June 26, 2024
1.PURPOSE
The purpose of this Stock Option Plan (the “Option Plan”) is to provide Cordoba Minerals Corp. (“Cordoba”) and its subsidiaries, present and future with the means to encourage, attract, retain and motivate certain Eligible Participants by granting such Eligible Participants stock options to purchase common shares (“Common Shares”) in Cordoba’s capital thus giving them an on-going proprietary interest in Cordoba.
2.DEFINITIONS
Unless otherwise defined herein, the following terms have the following meanings:
“affiliate” has the meaning given to “affiliated companies” in the British Columbia Securities Act.
“black-out period” means any period established under a disclosure, insider trading or similar policy of Cordoba during which officers, directors and employees may not exercise options.
“Board” means the board of directors of Cordoba, and, where applicable, includes a committee of the board of directors authorized to administer this Option Plan pursuant to section 3(a).
“Cashless Exercise” has the meaning in subsection 7(d) of this Option Plan;
“Consultant” has the meaning given such term in TSXV Policy 4.4, and if such term is undefined in such policy then it shall mean an individual (other than an Employee or a Director of Cordoba) or company that:
a)is engaged to provide on an ongoing bona fide basis, consulting, technical, management or other services to Cordoba or to an affiliate of Cordoba, other than services provided in relation to a distribution of securities;
b)provides the services under a written contract between Cordoba or an affiliate and the individual or the company, as the case may be; and
c)in the reasonable opinion of Cordoba, spends or will spend a significant amount of time and attention on the affairs and business of Cordoba or an affiliate of Cordoba.
“Discounted Market Price” means the Market Price less the following maximum discounts based on closing price (and subject, notwithstanding the application of any such maximum discount, to a minimum price per share of $0.05): closing price up to $0.50 (25%), closing price up from $0.51 to $2.00 (20%), closing price above $2.00 (15%).

“Director” has the meaning given such term in TSXV Policy 4.4 and at the date of this Option Plan means a director, senior officer or Management Company Employee of Cordoba, or a director, senior officer or Management Company Employee of any of the subsidiaries of Cordoba.
“Eligible Participant” means a Director, Employee or Consultant of Cordoba or of a subsidiary.
“Employee” has the meaning given such term in TSXV Policy 4.4, and if such term is undefined in such policy then it shall mean:
(a)an individual who is considered an employee of Cordoba or a subsidiary under the Income Tax Act (Canada) (and for whom income tax, employment insurance and CPP deductions must be made at source);
(b)an individual who works full-time for Cordoba or a subsidiary providing services normally provided by an employee and who is subject to the same control and direction by Cordoba or a subsidiary over the details and methods of work as an employee of Cordoba or a subsidiary, but for whom income tax deductions are not made at source; or
(c)an individual who works for Cordoba or a subsidiary on a continuing and regular basis for a minimum amount of 20 hours per week providing services normally provided by an employee and who is subject to the same control and direction by Cordoba or a subsidiary over the details and methods of work as an employee of Cordoba or a subsidiary, but for whom income tax deductions are not made at source.
“Exchange Hold Period” has the meaning given in TSXV Policy 1.1 but if not defined under such policy such term shall mean a four month resale restriction imposed by the Exchange on incentive stock options granted by Cordoba to any Person with an exercise price that is less than the applicable Market Price.
“Exchange Rules” means the Corporate Finance Policies of the TSXV.
“Insider” means an insider as defined in the British Columbia Securities Act and under TSXV Policy 1.1
“Investor Relations Activities” has the meaning given such term in TSXV Policy 1.1 but if undefined in such policy then such term shall mean any activities, by or on behalf of Cordoba or a shareholder of Cordoba, that promote or reasonably could be expected to promote the purchase or sale of securities of Cordoba, but does not include:
(a)the dissemination of information provided, or records prepared, in the ordinary course of business of Cordoba:
(i)to promote the sale of products or services of Cordoba, or
(ii)to raise public awareness of Cordoba, that cannot reasonably be considered to promote the purchase or sale of securities of Cordoba;
(b)activities or communications necessary to comply with the requirements of:

(i)applicable securities laws;
(ii)Exchange Rules or the by-laws, rules or other regulatory instruments of any other self-regulatory body or exchange having jurisdiction over Cordoba;
(iii)communications by a publisher of, or writer for, a newspaper, magazine or business or financial publication, that is of general and regular paid circulation, distributed only to subscribers to it for value or to purchasers of it, if:
(i)the communication is only through the newspaper, magazine or publication, and
(ii)the publisher or writer receives no commission or other consideration other than for acting in the capacity of publisher or writer; or
(c)activities or communications that may be otherwise specified by the Exchange, and for this purpose Persons performing Investor Relations Activities shall include any Consultant that performs Investor Relations Activities and any Employee or Director whose role and duties primarily consist of Investor Relations Activities.
“Issued Common Shares” means that number of Common Shares issued and outstanding, on a non-diluted basis, at any point in time as confirmed by the transfer agent and registrar for the Common Shares.
“Management Company Employee” has the meaning given such term in TSXV Policy 4.4 and if such term is undefined in such policy then it shall mean an individual employed by a Person providing management services to Cordoba, which are required for the ongoing successful operation of the business enterprise of Cordoba, but excluding a Person engaged in Investor Relations Activities.
“Market Price” has the meaning given such term in TSXV Policy 1.1.
“Person” means a company or an individual.
“senior officer” has the meaning given such term in the British Columbia Securities Act.
“subsidiary” has the meaning given to such term in National Instrument 45-106 – Prospectus and Registration Exemptions (“NI 45-106”), and any instrument in amendment thereto or replacement thereof.
“TSXV” or “Exchange” means the TSX Venture Exchange.
“VWAP” means the volume weighted average trading price of the common shares of Cordoba on the Exchange calculated by dividing the total value by the total volume of such securities traded for the five (5) trading days immediately preceding the exercise of the subject options.

3.ADMINISTRATION
(a)This Option Plan shall be administered by the Board, or any committee of the Board (a “Committee”) appointed by the Board to administer this Option Plan, which Committee may take any action in administering this Option Plan by means of consent resolution or majority vote of the Committee members. Without limiting the generality of the foregoing, where a Committee has been appointed by the Board to administer this Option Plan pursuant to a general resolution passed by the Board, such Committee has authority to:
(i)grant to Eligible Participants up to the number of options specified by the Board in the resolution appointing the Committee or in any other subsequent resolution(s) of the Board, the whole on the terms set out in such resolution(s);
(ii)exercise rights reserved to Cordoba under this Option Plan;
(iii)determine vesting terms and conditions for options granted under this Option Plan in accordance with the terms and conditions of this Option Plan; and
(iv)make all other determinations and take all other actions as it considers necessary or advisable for implementation and administration of this Option Plan.
(b)The interpretation, construction and application of this Option Plan shall be made by the Board and shall be final and binding on all holders of options granted under this Option Plan and all persons eligible to participate under the provisions of this Option Plan.
(c)No member of the Board or Committee shall be liable for any action or determination taken or made in good faith in the administration, interpretation, construction or application of this Option Plan or any options granted under it.
4.COMMON SHARES SUBJECT TO THE OPTION PLAN
(a)Subject to subsection 4(b), the maximum number of Common Shares which may be issued under options granted under this Option Plan, from time to time, shall be equal to 10% of the Issued Common Shares at the time of grant.
(b)The following additional limitations apply to grants of options under this Option Plan:
(i)the aggregate number of Common Shares reserved for issuance under stock options granted to any one Consultant in a 12 month period, together with Common Shares reserved for issuance under all other security based compensation arrangements of Cordoba must not exceed 2% of the Issued Common Shares, calculated at the date an option is granted to the Consultant;
(ii)the aggregate number of options granted to all Persons performing Investor Relations Activities must not exceed 2% of the Issued Common

Shares in any 12 month period, calculated at the date an option is granted to any such Person;
(c)Common Shares in respect of which an option is granted under this Option Plan but not exercised prior to the termination of such option, due to the expiration, termination or lapse of such option or otherwise, shall be available for options to be granted thereafter pursuant to the provisions of this Option Plan. All Common Shares issued pursuant to the exercise of the options granted under this Option Plan shall be so issued as fully paid and non-assessable Common Shares.
(d)This Option Plan is an “evergreen” plan and, accordingly, any exercise of options will, subject to the overall limit provided for at subsection 4(a) above, make new grants available hereunder effectively resulting in a reloading of the number of options available to grant hereunder.
5.ELIGIBILITY AND GRANT OF OPTIONS
(a)Options shall be granted only to Eligible Participants or to a registered retirement savings plan established and wholly-controlled by an Eligible Participant and provided that in each case, the Eligible Participant is an Eligible Participant at the time of the grant.
(b)Subject to the foregoing, the Board shall have full and final authority to determine the Eligible Participants who are to be allocated and granted options under this Option Plan and the number of Common Shares subject to each option grant. Subject to section 14, stock options granted under this Option Plan shall be for the purchase of Common Shares only, and for no other security.
(c)Unless limited by the terms of this Option Plan or any regulatory or stock exchange requirement, the Board shall have full and final authority to determine the terms and conditions attached to any grant of options under this Option Plan.
(d)Cordoba may only grant options pursuant to resolutions of the Board.
(e)Cordoba may not grant any options while there is an undisclosed material change or undisclosed material fact relating to Cordoba.
(f)In determining options to be granted to Eligible Participants, the Board shall give due consideration to the value of each such Eligible Participant’s present and potential contribution to the success of Cordoba.
(g)Any option granted under this Option Plan shall be subject to the requirement that, if at any time Cordoba shall determine that the listing, registration or qualification of the Common Shares subject to such option, or such option itself, upon any securities exchange or under any law or regulation of any jurisdiction, or the consent or approval of any securities exchange or any governmental or regulatory body, is necessary as a condition of, or in connection with, the grant or exercise of such option or the issuance or purchase of Common Shares thereunder, such option may not be granted, accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board (which for these purposes does not include a reference to a Committee). For certainty, it is expressly stated that Cordoba may only grant options, and issue Common Shares on exercise thereof, to Eligible Participants resident in jurisdictions in Canada where NI 45-106 has been complied with. However, nothing herein shall be deemed or construed to require Cordoba to apply for or to obtain such listing, registration, qualification, consent or approval.
(h)For options granted to Employees, Consultants or Management Company Employees, Cordoba and the Eligible Participant are responsible for ensuring and confirming that the Eligible Participant is a bona fide Employee, Consultant or Management Company Employee, as the case may be.
(i)The Board shall complete and file, in accordance with applicable law, or shall cause to be completed and filed, all notices, reports, filings or other documentation required by applicable law, regulatory requirement or stock exchange rule, in connection with a grant of options or an issuance or purchase of Common Shares thereunder.
6.PRICE
(a)The option exercise price per Common Share that is subject of any option shall be fixed by the Board (which for these purposes does not include a reference to a Committee) when such option is granted.
(b)The option exercise price per Common Shares shall not be less than the Discounted Market Price. If Cordoba does not issue a news release to fix the exercise price pursuant to TSXV Policy 4.4, the Discounted Market Price is calculated using the last closing price before the date of the grant (less the applicable discount).
(c)The Exchange Hold Period will apply to all options granted to Insiders and Consultants, and to all options granted at a discount to the Market Price.
(d)The Board shall not set the exercise price of any option on the basis of a Market Price which does not reflect material information of which the directors and senior officers of Cordoba are aware but which has not been generally disclosed to the public.
(e)The option price per share will be expressed in Canadian dollars.
7.PERIOD OF OPTION AND RIGHTS TO EXERCISE
(a)Subject to the provisions of this section 7 and sections 8 and 9 below, options will be exercisable in whole or in part, and from time to time, at any time following the date of grant and prior to the expiry of their term, but provided that if an option expires during a black-out period (including expiry of an option under subsections 8(a) and 8(b) below but not including expiry of an option if the Eligible Participant shall cease to be an Eligible Participant for cause), then the option shall remain exercisable until the period ending up to 10 trading days after the end of such black-out period, notwithstanding the expiry of its term, except that in no event may such exercise occur more than ten years after the initial grant date of the option.
(b)Options shall not be granted for a term exceeding ten years (but subject to extension in the case of black-out period as described in subsection 7(a) above).
(c)Subject to the Board’s sole discretion in modifying the vesting of options, from time to time, options granted shall vest, and become exercisable, upon and subject to such terms, conditions and limitations as contained herein and otherwise as the Board may from time to time determine with respect to each option except that options issued to Persons performing Investor Relations Activities must vest in stages over a period of not less than 12 months and: (A) no more than 25% of such options can vest sooner than three months after the date of grant, (B) no more than another 25% can vest sooner than six months after the date of grant, (C) no more than 25% can vest sooner than nine months after the date of grant, and (D) the remainder cannot vest sooner than 12 months after the date of grant.
(d)Subject to the policies of the Exchange and the provisions of this Option Plan, the Board may, in its discretion and at any time, determine to grant an Eligible Participant the alternative, when entitled to exercise an option, to deal with such option on a “cashless exercise” basis, on such terms and conditions as the Board may determine in its discretion (including with respect to the withholding and remittance of taxes imposed under applicable law) (the “Cashless Exercise Right”).
Without limiting the generality of the foregoing, the Board may determine in its discretion that such Cashless Exercise Right, if any:
a)grants an Eligible Participant the right to exercise such option in one of or either of the following manners in accordance with the policies of the Exchange:
i.excluding options held by any Investor Relations Service Providers (as defined in the applicable policies of the TSXV), a “net exercise” procedure in which Cordoba issues to the Eligible Participant, Common Shares equal to the number determined by dividing (i) the product of the number of options being exercised multiplied by the difference between the VWAP of the underlying Common Shares and the exercise price of the subject options by (ii) the VWAP of the underlying Common Shares; or
ii.a broker assisted “cashless exercise” in which Cordoba delivers a copy of irrevocable instructions to a broker engaged for such purposes by Cordoba to sell at least a sufficient number of Common Shares otherwise deliverable upon the exercise of the options to cover the exercise price of the Options (in order to repay the broker); and the Eligible Participant then receives the balance of the Common Shares underlying the options or the cash proceeds from the balance of such Common Shares underlying the options. In either case, Cordoba shall promptly receive an amount equal to the exercise price and all applicable required withholding obligations as determined by

Cordoba against delivery of the Common Shares to settle the applicable trade; and
b)may be exercised from time to time by delivery to Cordoba, at its head office or such other place as may be specified by Cordoba of (i) written notice of exercise specifying that the Eligible Participant has elected to effect such a cashless exercise of such option, the method of cashless exercise, and the number of Options to be exercised and (ii) the payment of an amount for any tax withholding or remittance obligations of the Eligible Participant or Cordoba arising under applicable law and verified by Cordoba to its satisfaction (or by entering into some other arrangement acceptable to Cordoba in its discretion, if any).
In connection with a Cashless Exercise Right, if any, the Eligible Participant shall comply with any applicable required tax withholding obligations and with such other procedures, and in compliance with TSXV Policy 4.4 and policies as Cordoba may prescribe or determine to be necessary or advisable from time to time including prior written consent of the Board in connection with such exercise.
(e)Except as provided in sections 8 and 9 below, no option which is held by an Eligible Participant may be exercised unless the Eligible Participant is then an Eligible Participant, and in the case of an Employee, the Employee has been continually employed by Cordoba since the date of the grant of the option, but provided that an authorized absence of leave shall not be considered an interruption of employment for purposes of this Option Plan.
8.CESSATION OF PROVISION OF SERVICES
(a)Death of an Eligible Participant. In the event of the death of ~~a~~an Eligible Participant during the term of the Eligible Participant’s option, the option theretofore granted to the Eligible Participant shall be exercisable within, but only within, the period of one year next succeeding the Eligible Participant’s death, and in no event after the expiry date of the option. Before expiry of an option under this section 8(a), the Board shall notify the Eligible Participant’s representative in writing of such expiry no less than twenty (20) days prior to its expiry.
(b)Termination of Employment or Office. Subject to the discretion of the Board to determine otherwise (which for these purposes does not include a reference to a Committee), and this section 8, if any Eligible Participant shall cease to be an Eligible Participant of, or to, Cordoba, for any reason, other than for cause or death, he or she may exercise any vested option issued under this Option Plan that is then exercisable, but only within the period that is 90 days from the date that he or she ceases to be an Eligible Participant. Options shall no longer continue to vest during such 90-day period. In the event that an Eligible Participant ceases to be an Eligible Participant because of termination for cause, the options of the Eligible Participant not exercised at such time shall immediately be cancelled on the date of such termination and be of no further force or effect whatsoever notwithstanding anything to the contrary in this Option Plan.
(c)Other. If any Eligible Participant shall cease to be an Eligible Participant for any reason other than provided for in this section 8, the options of the Eligible Participant not exercised at such time shall immediately be cancelled and be of no further force or effect whatsoever.
9.EXTENSION OF OPTION
In addition to the provisions of section 8, the Board (which for these purposes does not include a reference to a Committee) may extend the period of time within which an option may be exercised by an Eligible Participant who has ceased to be an Eligible Participant but such an extension shall not be granted beyond the original expiry date of the option. Any extensions of options granted under this Option Plan are subject to any applicable regulatory or stock exchange approvals required at such time and the limitations imposed by TSXV Policy 4.4.
10.NON-TRANSFERABILITY OF OPTION
Subject to applicable law, no option granted under this Option Plan shall be assignable or transferable otherwise than:
(a)by will or by the laws of descent and distribution, and such option shall be exercisable, during a Eligible Participant’s lifetime, only by the Eligible Participant (subject to subsection 8(a)); or
(b)to a Eligible Participant’s registered retirement savings plan (“RRSP”) or registered retirement income fund (“RRIF”), provided that the Eligible Participant is, during the Eligible Participant’s lifetime, the sole beneficiary of the RRSP or RRIF.
11.AMENDMENT AND TERMINATION OF THE OPTION PLAN
(a)Subject to subsection 11(b), the Board (which for these purposes does not include a reference to a Committee) may at any time, and from time to time, and without shareholder approval, amend any provision or terminate this Option Plan, that is an amendment to fix typographical errors or amendments to clarify the existing provisions of this Option Plan that do not substantively alter the scope, nature and intent of the provisions. Any other amendment shall require the approval of the Exchange and shareholders, if applicable, except as provided in subsection 11(c).
(b)Notwithstanding subsection 11(a) and any Exchange approval to an amendment, the Board (nor the Committee) shall not be permitted to amend:
(i)subsection 4(a) to increase the percentage of Common Shares issuable under this Option Plan;
(ii)the limitations in subsection 4(b); or
(iii)the reduction in exercise price or the extension of duration of any option issued under this Option Plan to an Insider;

in each case without first having obtained the approval of a majority of the holders of Common Shares voting at a duly called and held meeting of holders of Common Shares (excluding votes held by any Insider benefiting from the proposed amendment) (“Disinterested Shareholder Approval”).
(c)Cordoba may amend the terms of a stock option without the acceptance of the Exchange in the following circumstances, but provided Cordoba issues a news release outlining the terms of the amendment:
(i)to reduce the number of Common Shares under option;
(ii)to increase the exercise price of an option; or
(iii)to cancel an option.
(d)Any amendment or termination shall not alter the terms or conditions of any option or impair any right of any optionholder pursuant to any option granted prior to such amendment or termination.
(e)Notwithstanding the foregoing, this Option Plan will automatically terminate when, and if, any of the authorizations required to authorize this Option Plan shall cease.
12. EVIDENCE OF OPTIONS
Following the grant of an option in accordance with this Option Plan, Cordoba shall forward to such Eligible Participant, a Notice of Grant (the “Notice”) substantially in the form established by Cordoba from time to time as may be applicable, which Notice shall evidence the grant of the option under this Option Plan.
13. EXERCISE OF OPTION
(a)An option may be exercised from time to time by delivering to Cordoba a written notice of exercise specifying the number of Common Shares with respect to which the option is being exercised and accompanied by payment for the full amount of the purchase price of the Common Shares then being purchased.
(b)Upon receipt of a certificate of an authorized officer directing the issue of Common Shares purchased under this Option Plan, the transfer agent of Cordoba is authorized and directed to issue and countersign share certificates for the purchased Common Shares in the name of the Eligible Participant or the Eligible Participant’s legal personal representative or as may otherwise be directed in writing by the Eligible Participant, including into a book-entry system, if requested.
(c)Notwithstanding section 5(g), Cordoba shall not, upon the exercise of any option, be required to register, issue or deliver any Common Shares prior to (a) the listing of such Common Shares on any stock exchange on which the Common Shares may then be listed, and (b) the completion of such registration or other qualification of such Common Shares under any law, rules or regulation as Cordoba shall determine to be necessary or advisable (including, without limitation, NI 45-106). If any Common Shares cannot be registered, issued or delivered to any Eligible Participant for whatever reason, the obligation of Cordoba to issue such Common Shares shall terminate and any option exercise price paid to Cordoba shall be returned to the Eligible Participant without deduction or interest.
(d)If Cordoba or a subsidiary or affiliate is required under the Income Tax Act (Canada) or any other applicable law to make source deductions in respect of any stock option benefits and to remit to the applicable governmental authority an amount on account of tax on the value of the taxable benefit associated with the issuance of Common Shares on exercise of options, then the Eligible Participant shall:
(i)pay to Cordoba or the subsidiary or affiliate, in addition to the exercise price for the options, sufficient cash as is reasonably determined by Cordoba to be the amount necessary to permit the required tax remittance; or
(ii)permit Cordoba or the subsidiary or affiliate to sell or cause to be sold by a broker or agent engaged by Cordoba, on behalf of the Eligible Participant, such number of Common Shares issuable to the Eligible Participant on the exercise of such options as is sufficient to fund Cordoba’s or the subsidiary or affiliate’s obligations to make source deductions; or
(iii)make other arrangements acceptable to Cordoba to fund the required tax remittance.
(e)The sale of Common Shares by Cordoba, or by a broker or agent engaged by Cordoba or a subsidiary or affiliate in accordance with subsection 13(d)(ii), will be made on the exchange on which the Common Shares are then listed for trading. The Eligible Participant consents to such sale and grants to Cordoba an irrevocable power of attorney to effect the sale of such Common Shares on his or her behalf and acknowledges and agrees that:
(i)the number of Common Shares sold shall, at a minimum, be sufficient to fund Cordoba or the subsidiary or affiliate’s obligations to make source deductions, net of any selling costs, which costs are the responsibility of the Eligible Participant and which the Eligible Participant hereby authorizes to be deducted from the proceeds of such sale;
(ii)in effecting the sale of any such Common Shares, Cordoba or the subsidiary or affiliate or the broker or agent will exercise its sole judgement as to the timing and the manner of sale and will not be obligated to seek or obtain any minimum price;
(iii)neither Cordoba nor the subsidiary or affiliate, nor the broker or agent will be liable for any loss arising out of any sale of such Common Shares, including any loss relating to the pricing, manner of timing of such sales or any delay in transferring any Common Shares to a Eligible Participant or otherwise; and
(iv)the sale price of Common Shares will fluctuate with the market price of the Common Shares and no assurance can be given that any particular price will be received upon any sale.
(f)It is the responsibility of the Eligible Participant to ensure that they adhere to tax legislation in their jurisdiction regarding the reporting of benefits derived from the exercise of options.
(g)In the event any taxation authority should reassess Cordoba or a subsidiary or affiliate for failure to have withheld income tax, or other similar payments from the Eligible Participant, pursuant to the provisions herein, the Eligible Participant shall reimburse and save harmless Cordoba, the subsidiary or affiliate for the entire amount assessed, including penalties, interest and other charges.
14. ADJUSTMENTS IN SHARES SUBJECT TO THE OPTION PLAN
For the purposes of section 14, any reference to the Board does not include a reference to a Committee.
(a)Adjustment. Subject to this section 14, the aggregate number and kind of shares or other securities available or issuable under this Option Plan shall be appropriately and equitably adjusted in the event of an arrangement, reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure or shares or other securities of Cordoba. The options granted under this Option Plan may contain such provisions as the Board may determine with respect to adjustments to be made in the number and kind of shares covered by such options and in the option price in the event of any such change. Adjustments under this section 14, except with respect to subdivision or consolidation, are subject to prior approval of the Exchange.
(b)Effect of Take-Over Bid. If a bona fide offer (the “Offer”) for Common Shares is made to a Eligible Participant or to shareholders generally or to a class of shareholders which includes a Eligible Participant, which Offer, if accepted in whole or in part, would result in the offeror exercising control over Cordoba within the meaning of the British Columbia Securities Act, then Cordoba shall, if instructed by the Board in its sole discretion, notify each Eligible Participant of the full particulars of the Offer. The Board will have the sole discretion, subject to approval of the TSXV, if required, to amend, abridge or otherwise eliminate any vesting terms, conditions or schedule so that despite the other terms of this Option Plan, any options granted under this Option Plan may be exercised in whole or in part by Eligible Participants so as to permit Eligible Participants to tender the Common Shares received upon the exercise of options (the “Optioned Shares”) pursuant to the Offer. If:
(i)the Offer is not complied with within the time specified therein;

(ii)the Eligible Participant does not tender the Optioned Shares pursuant to the Offer; or
(iii)all of the Optioned Shares tendered by the Eligible Participant pursuant to the Offer are not taken up and paid for by the offeror in respect thereof;
then, at the discretion of the Board, the Optioned Shares or, in the case of clause (iii) above, the Optioned Shares that are not taken up and paid for, shall be returned by the Eligible Participant and reinstated as authorized but unissued Common Shares and the terms of the option as set forth in this Option Plan and the Notice shall again apply to the Option. If any Optioned Shares are returned to Cordoba under this section, Cordoba shall refund the exercise price to the Eligible Participant for such Optioned Shares.
(c)Effect of Reorganization, Amalgamation, Merger, etc. If there is a consolidation, reorganization, merger, amalgamation or statutory amalgamation or arrangement of Cordoba with or into another corporation, a separation of the business of Cordoba into two or more entities or a transfer of all or substantially all of the assets of Cordoba to another entity, at the discretion of the Board, upon the exercise of an option under this Option Plan, the holder thereof shall be entitled to receive any securities, property or cash which the Eligible Participant would have received upon such consolidation, reorganization, merger, amalgamation, statutory amalgamation or arrangement, separation or transfer if the Eligible Participant had exercised his option immediately prior to the applicable record date or event, as applicable, and the exercise price shall be adjusted as applicable by the Board, unless the Board otherwise determines the basis upon which such option shall be exercisable, and any such adjustments shall be binding for all purposes of this Option Plan. Notwithstanding any other term of this Option Plan, the Board has the sole discretion, subject to approval of the TSXV, if required, to amend, abridge or eliminate any vesting terms, conditions or schedule or to otherwise amend the conditions of exercise so that any such option may be exercised in whole or in part by the Eligible Participant so as to entitle the Eligible Participant to receive any securities, property or cash which the Eligible Participant would have received upon such consolidation, reorganization, merger, amalgamation, statutory amalgamation or arrangement, separation or transfer if the Eligible Participant had exercised his Option immediately prior to the applicable record date or event.
15. RIGHTS PRIOR TO EXERCISE
An Eligible Participant shall have no rights whatsoever as a shareholder in respect of any Common Shares (including any right to receive dividends or other distributions therefrom or thereon) other than in respect of Common Shares in respect of which the Eligible Participant shall have exercised the option to purchase hereunder and which the Eligible Participant shall have actually taken up and paid for in full. For greater certainty a holder of an option under this Option Plan shall not be permitted to vote on any arrangement of Cordoba proposed to the holders of Common Shares of Cordoba.

16. NO CONTINUED SERVICE
The granting of an option to an Eligible Participant under this Option Plan shall not impose upon the Cordoba, any subsidiary or any affiliate any obligation whatsoever to retain the Eligible Participant as a service provider of such entity.
17. GOVERNING LAW
This Option Plan shall be construed in accordance with and be governed by the laws of the Province of British Columbia.
18. EXPIRY OF OPTION
On the expiry date of any option granted under this Option Plan, and subject to any extension of such expiry date permitted in accordance with this Option Plan, such option shall forthwith expire and terminate and be of no further force or effect whatsoever, or as to the Common Shares in respect of which the option has not been exercised.
19. SUPREMACY
To the extent there is any inconsistency between this Option Plan and Exchange Rules, the Exchange Rules shall prevail.